SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[ ] Definitive Information Statement

DISCOVERY INVESTMENTS, INC.
(Name of Registrant as Specified in Charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

DISCOVERY INVESTMENTS, INC.
5th Floor, 21 Water Street
Vancouver, British Columbia Canada V6B 1A1

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Discovery Investments, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, December 2, 2002, of our Corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the disposition of all of our interest in Cavio Corporation which we acquired effective September 4, 2002. Due to poor market condition and our inability to adequately finance the operations of Cavio, our Board of Directors deemed it necessary to dispose of the 100% acquired outstanding shares of Cavio in return for 14 million shares of our common stock which was issued from treasury in consideration therefor.

On December 2, 2002, our Board of Directors unanimously approved the disposition of our interest in Cavio. Our corporation thereafter received the consent of a majority of the outstanding shares of our common stock. The disposition of our interest in Cavio will not become effective until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on December 2, 2002 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 38,499,582 shares of common stock issued and outstanding on December 2, 2002. We anticipate that this Information Statement will be mailed on or about January 17, 2003 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2002, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the Corporation;

2. any proposed nominee for election as a director of the Corporation; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of the record date, December 2, 2002, we had a total of 38,499,582 shares of common stock ($0.001 par value per common share) issued and outstanding.

The following table sets forth, as of December 2, 2002, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Philip Yeandle 35 Church Street, Suite 206 Toronto, Ontario	16,800,000	43.6%
Paul Mann 5th Floor, 21 Water Street Vancouver, BC V6B 1A1	8,848,155	23.0%
Directors and Executive Officers as a Group	Nil	Nil

(1) Based on 38,499,582 shares of common stock issued and outstanding as of December 2, 2002. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

DISPOSITION OF ASSETS

Effective September 4, 2002 we completed the transaction set out in a plan and agreement of reorganization dated June 13, 2002, pursuant to which we acquired 100% of the outstanding shares of Cavio Corporation, a Washington company, in exchange for 14 million shares of our corporation's common stock. Due to poor market condition and our inability to seek adequate financing from third parties to properly finance the operations of Cavio, on December 2, 2002 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, to unwind the acquisition of our interest in Cavio in return for 14 million shares of our corporation's common stock. As part of the disposition each of Paul Mann, Michael Kinley and Terry Laferte resigned as directors of our corporation and Donald Bell was appointed as our President and sole director.

Shareholder approval for the disposition of our interest in Cavio was obtained by written consent of shareholders owning 25,648,155 shares of our common stock, which represented 66.6% on the record date, December 2, 2002. The disposition of assets will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock.

dissenters rights

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation in connection with the increase in authorized capital.

Financial and Other Information

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Copies of these documents were mailed to all shareholders of our Corporation. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our President, Donald Bell at 403.589.9555.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Inc. has duly caused this report to Discovery Investments, Inc. be signed by the undersigned hereunto authorized.

January 17, 2003

DISCOVERY INVESTMENTS, INC.

/s/ Donald Bell
By:_____________________
Donald Bell
President and Director